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                                                                   Exhibit 10.29
[AM: Translation]

                                 Loan Agreement


      Development Bank of Japan (hereinafter referred to as "A") has made the loan to Exodus Communications K.K. (hereinafter referred to as "B") upon the following terms and conditions (hereinafter referred to as the "Conditions") and those in the ANNEX (hereinafter referred to as the "Terms and Conditions") and B accepts the Conditions and the Terms and Conditions.

      The execution, validity, interpretation and performance of this Agreement shall be governed by Japanese law.

      In Witness Whereof, the parties hereto have executed one original of this Agreement in Japanese, and A shall keep it.

Date: December 11, 2000

                    A:     Development Bank of Japan
                           9-1, 1-chome, Otemachi,
                           Chiyoda-ku, Tokyo

                           By  Masami Kogayu, Governor

                    B:     Exodus Communications K.K.
                           Imperial Nishi-Shinzuku Building
                           3-2, 5-chome, Nishi-Shinjyuku,
                           Shinjyuku-ku, Tokyo

                           By Robert Weingarten, Representative Director
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
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
Principal Amount             Yen2,750,000,000-
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Name of and expenses for     Establishment of Tokyo Internet Data Center
the project for which the    Yen7,500,000,000-
loan is required
(hereinafter referred to
as the "Project")

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Repayment schedule of the    Months of repayment of the principal: at intervals of 3  months
principal                    (March, June, September and December of every year)
                             Date of each repayment:  the 10th day
                             Final maturity:  December 10, 2010
                             Repayment schedule:  Repayment shall be made on December 10, 2001 and thereafter until September 10, 2010 in installments, each amount of which shall be Yen75,000,000-, and on December 10, 2010
                             Yen50,000,000- shall be repaid.
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Interest rate                2.10% per annum (subject to per diem calculation on the basis of
                             365 days a year.)
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Method of payment of         Date of first payment of interest:  March 10, 2001
interest:                    Months of payment of interest:  at intervals of 3 months (March,
                             June, September and December of every year)
                             Date of each payment of interest:  the 10th day
                             Method of payment:  Interest accrued between each payment day shall be paid at  the end of the accrual period.
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
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ANNEX

                              Terms and Conditions


Article 1. (Purpose for use of money)

      B shall perform the Project in accordance with the project plan at the date of this Agreement and shall use the borrowed money under this Agreement only for the Project.

Article 2. (Delivery of the funds by bank transfer)

      In cases where A delivers the funds under this Agreement by transfer to B's bank deposit account, completion of A's procedure requesting the delivery of the funds to B is deemed as constitution of full and complete delivery to B. Even if B has sustained a loss due to accidents, delays of procedure or other events in the subsequent process, B shall not ask for compensation or other claims.

Article 3. (Repayment of the obligations by bank transfer)

      When the repayment of B's obligations to A is made by transfer to A's account with checks, notes or other securities (hereinafter collectively referred to as the "Securities") to A, B shall ensure that the Securities are paid in full by the due dates of such obligations.

Article 4. (Repayment of the B's obligations by delivering Securities)

      1. When the repayment of B's obligations to A is made by delivering Securities to A, any Securities delivered to A for the payment shall be negotiable for settlement through the clearing house consented by A, and B shall ensure that the Securities are paid in full by the due dates of such obligations.

      2. In the case where any of the Securities in the preceding paragraph are dishonored, and returned from A to B, B agrees that no procedure will be taken by A for the preservation of rights on such Securities.

Article 5. (Prepayment)

      1. If the expenses for the Project decrease to less than those for the Project mentioned in the Conditions (hereinafter referred to as the "Amount mentioned in the Conditions") due to a change of the project plan or for other reasons, B shall, upon A's request, despite the maturities of the loans mentioned in the Conditions, prepay the borrowed money under this Agreement in accordance with the proportion of the amount of decrease to the Amount mentioned in the Conditions.

      2. When such decrease of the expenses for the Project under the preceding paragraph amounts to so substantial size of the Amount mentioned in the Conditions that A recognizes that the completion of the purpose of the Project will become difficult, upon A's request, B shall prepay the borrowed money in full under this Agreement despite the maturities of the loans mentioned in the Conditions.
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      3.  When B does not perform the Project without justifiable reason, despite A's instructions, for a reasonable period which A judges to be necessary for performance of the Project, when B does not apply the loans made by A to the payments for the expenses of the Project, or when A recognizes that the purpose of the Project will not be completed because B assigns or leases the object which B obtains as a result of the Project to a third person after B owns it, or for other reasons, upon A's request, B shall, despite the maturities of the loans mentioned in the Conditions, prepay the borrowed money under this Agreement to A in whole or in part.

Article 6. (Ditto)

      When B prepays the borrowed money under the preceding article, B shall pay at the same time the interest on the prepaid amount accrued to the date of such prepayment.

Article 7. (Ditto)

      1. When B prepays the borrowed money in part or in whole except in the case when A requests under these Terms and Conditions or in case of the next paragraph, B shall obtain A's consent in writing in advance.

      2. B may prepay the borrowed money under this Agreement in part or in whole when B gives A an written notice of prepayment not less than ninety (90) days before the date of prepayment.

      3. In case of prepayment under the preceding paragraph, notice of prepayment once received by A shall be irrevocable unless A consents to such revocation.

      4. When B prepays the borrowed money in whole or in part on receipt of A's consent described in the first paragraph or under the notice described in paragraph 2., B shall pay at the same time the amounts set forth in each following item:

      (1) Interest on the prepaid amount accrued to the date of such prepayment.

      (2) The following amount calculated through the formula separately determined by A.

      The difference between "the current value at the date of prepayment of the total amount of the principal and interest which A is to receive under the repayment schedule effective prior to satisfaction of requirements for prepayment" ( hereinafter referred to as "X" ), and "the current value at the date of prepayment of the total amount of the principal and interest ( including the prepaid amount ) which A is to receive under the repayment schedule effective subsequent to satisfaction of requirements for prepayment "( hereinafter referred to as "Y" ), where X is larger than Y.

Article 8. (Application of repayment)

      When B prepays the borrowed money under this Agreement to A in part or when the amount of such obligations which B has repaid under this Agreement or other loan agreements made by and between A and B is less than that B should
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repay under these agreements, A shall apply it in accordance with order and methods decided by A.

Article 9 (Inspection and report of the project)

      1. B shall, upon A's request, report A with respect to progress status and payment status of expenses of the Project in accordance with the method as instructed by A.

      2. A may at any time inspect progress status of the Project and B's assets, documents, books and other data, when A deems it necessary for confirmation of the use of loaned money under this Agreement

      3. B shall offer necessary convenience to A for the inspection in the preceding paragraph.

Article 10. (Matters to be filed, exemption, etc.)

      1. When B changes name, corporate name, address, representative, filed seal-impression or other filed matters of B, B shall file to A thereof in writing forthwith.

      2. In the event that any notice given by A or any document, etc. sent by A is delayed or is not received by B because of B's failure of filing provided in the preceding paragraph, such notice or document, etc. shall be deemed as having been received by B when they are ordinarily so received.

Article 11. (Matters to be reported or inspected)

      1. B shall, at the time of each settlement of accounts (including mid-year settlement if the company(s) which choose yearly settlement makes up it), submit a business report, a balance sheet, an income statement, a plan of disposition of profit, a plan of treatment of loss and other documents describing the financial conditions of B and Exodus Communications Inc. (hereinafter referred to as the "Parent Company") as designated by A.

      2. B shall report to A in accordance with the method as instructed by A without delay after the occurrence of important events concerning B's management, finance or business (including any change of the controlling shareholders of B and the Parent Company).

      3. A may inspect B's assets, documents, books and other data when A reasonably deems it necessary for preservation of A's rights. B shall offer necessary convenience to A for such inspection. B shall, upon A's reasonable request, submit to A any document designated by A.

Article 12. ( Acceleration of payment )

      If any one of the following events should occur and be continuing, B's obligations to A shall, upon A's request, immediately become due and payable and B shall forthwith pay the entire amount of such obligations under this Agreement.

      (1) When B does not perform the Project and use the borrowed money under this Agreement for the purpose other than that of the Project;

      (2)  When B fails to perform any of its obligations under Article 9.,
Article 10 or Article 11. and does not perform such obligations despite A's request or when
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B files or reports thereof falsely;

      (3)  When B fails to pay any part of the principal or interest thereon;

      (4) When B fails to perform any of its obligations under this Agreement other than those set forth in each of the preceding items, or fails to perform any of its obligations to A under any other agreements;

      (5)  When B dishonors any note or check;

      (6) When attachment with respect to assets which B furnishes or agrees to furnish to A as security is made;

      (7) When B stops payment or an application is filed by or against B for bankruptcy, civil rehabilitation, corporate rehabilitation or corporate reorganization;

      (8) When any license, approval, registration or right with respect to the whole or a part of B's business or management ceases to be effective or is cancelled, the whole or a part of B's business is suspended, or an authorization required for establishment of A's security interest is not obtained or ceases to be effective;

      (9)  When B is dissolved or its business is closed down; or

      (10) When any event that requires preservation of A's rights other than those set forth in each of the preceding items occurs under or in connection with B.

      2. If the request provided in the preceding paragraph is delayed or not received by B for a reason attributable to B such as B's failure of filing a change of address, B's obligations to A shall be deemed as having become due and payable when it is ordinarily so received.

Article 13. (Addition or replacement of secured or guarantor)

      When it may be objectively recognized that a reasonable and probable cause necessitates the preservation of the rights under this Agreement, and A specifies the reasons therefor in a document and makes a demand to B with reasonable period, B shall furnish such security or additional security, or such guarantors or additional guarantors, as may be approved by A, notwithstanding existence or such nonexistence of security or guarantor under this Agreement or other agreement.

Article 14. (Assignment of claims)

      1. B agrees in advance that A will assign a part or a whole of claims under this Agreement to any financial institution or other organization in the future.

      2. In the event of the preceding paragraph, A may omit to give a notice to B. Even if A's claims to B are assigned to any financial institution or other organization, B may repay all the obligations to A in compliance with the method provided in the Conditions, and A shall transfer the amount repaid by B to the assignee in proportion to the amount which was assigned. A may request B to perform all the obligations.

      3. With regard to the claims which A assigned under paragraph 1. of this Article, B agrees that A will perform the procedures of administration and collection of the claims under this Agreement as an attorney-in-fact of the assignee.
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Article 15. (Execution of notarial deed)

      B shall at any time upon A's request commission a notary public in Japan and take necessary procedures to execute a notarial deed containing the acknowledgement of the obligations under this Agreement and the statement of acceptance of enforcement thereof.

Article 25. (Burden of expenses)

      The expenses for preparation of this Agreement, registration, and all other expenses which is necessary for the preservation of A's right under this Agreement (including cost of litigation and legal counsel's fees) shall be borne by B.

Article 26. (Post default interest)

      B shall pay post default interest ( "Songaikin" ) equivalent to 14.5% per annum ( subject to per diem calculation on the basis of 365 days per year ) of the principal, interest and any other amounts payable in the event of default of any payment obligation, or of advance money A paid for the expenses under the preceding Article.

Article 27. (Jurisdiction of court)

      In the case where there arises the necessity of any litigation pertaining to this Agreement, B hereby submits and consents to the exclusive jurisdiction of the Tokyo District Court.

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